--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                         HUTTIG BUILDING PRODUCTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                        [Huttig Building Products Logo]

                    14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

March 23, 2001

Dear Huttig Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Huttig Building Products, Inc., to be held at 1:00 p.m., Eastern Daylight Time, on Monday, April 23, 2001 at The Westin Stamford Hotel, Grove II Meeting Room, One First Stamford Place, Stamford, Connecticut.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 2000 Annual Report accompanies this Proxy Statement.

     It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the toll-free telephone number on the proxy card.

                                          Sincerely,

                                          /s/ Barry J. Kulpa
                                          Barry J. Kulpa
                                          President and Chief Executive Officer

                         HUTTIG BUILDING PRODUCTS, INC.
                    14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 2001

March 23, 2001

To The Shareholders of Huttig Building Products, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Huttig Building Products, Inc., will be held at The Westin Stamford Hotel, Grove II Meeting Room, One First Stamford Place, Stamford, Connecticut on Monday, April 23, 2001 at 1:00 p.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors to serve for three-year terms until the Annual Meeting of Shareholders in 2004.

     2. To consider and act upon a proposal to approve the Huttig Building Products, Inc. 1999 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

     3. To consider and act upon a proposal to approve the Huttig Building Products, Inc. EVA Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.

     4. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2001.

     5. To transact such other business as may properly come before the meeting in connection with the foregoing or otherwise.

     The Board of Directors has fixed the close of business on February 23, 2001 as the record date for the purpose of determining shareholders entitled to notice of and to vote at said meeting or any adjournment thereof. A complete list of such shareholders will be open to the examination of any shareholder during regular business hours for a period of ten days prior to the meeting at the offices of Crane Co., 100 First Stamford Place, Stamford, CT 06902.

     In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope, or use the toll-free telephone number set forth on the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          Kenneth E. Thompson
                                          Secretary

IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU WRITE FOR YOUR CARD OF ADMISSION TO THE SECRETARY, HUTTIG BUILDING PRODUCTS, INC., 14500 SOUTH OUTER FORTY ROAD, SUITE 400, CHESTERFIELD, MISSOURI 63017.

                         HUTTIG BUILDING PRODUCTS, INC.
                    14500 SOUTH OUTER FORTY ROAD, SUITE 400
                          CHESTERFIELD, MISSOURI 63017

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 2001

     The enclosed proxy is solicited by the Board of Directors of Huttig Building Products, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The Westin Stamford Hotel, Grove II Meeting Room, One First Stamford Place, Stamford, Connecticut, on Monday, April 23, 2001, at 1:00 p.m., Eastern Daylight Time, or at any adjournment thereof. The enclosed proxy, when properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the proxy will be voted for each nominee for election as a director, for the proposal to approve the Huttig Building Products, Inc. 1999 Stock Incentive Plan (the "Stock Incentive Plan"), for the proposal to approve the Huttig Building Products, Inc. EVA Incentive Compensation Plan (the "EVA Plan") and for the proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the Company for 2001. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Company, by submitting a new proxy or by personal ballot at the meeting.

     Shareholders of record may vote their proxy by using the toll-free number listed on the proxy card as an alternative to using the written form of proxy. The telephone voting procedure is designed to authenticate votes cast by use of a Personal Identification Number. The procedure allows shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder of record interested in voting by telephone are set forth on the enclosed proxy card.

     The first date on which this proxy statement and enclosed proxy card are being sent to the Company's shareholders is on or about March 23, 2001.

     As of the close of business on February 23, 2001, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 20,583,219 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. The presence in person or by proxy at the meeting of shareholders entitled to cast at least a majority of the votes that all holders of shares of Common Stock are entitled to cast will constitute a quorum for the transaction of business at the meeting. Abstentions may be specified as to all proposals to be brought before the meeting other than the election of directors. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers holding shares for customers have authority to vote on certain matters even if they have not received instructions from the beneficial owners, but do not have such authority as to certain other matters (so-called "broker non-votes"). The NYSE has advised the Company that member firms of the NYSE may vote without specific instructions from beneficial owners as to the election of directors, approval of the Stock Incentive Plan, approval of the EVA Plan and the selection of auditors.

     Directors will be elected by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Votes may be cast in favor or withheld, and the three persons receiving the highest number of favorable votes will be elected as directors of the Company.

     Approval of the Stock Incentive Plan, the EVA Plan, and the selection of auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. If a shareholder abstains from voting certain shares, it will have the effect of a negative vote.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine members divided into three classes. At the meeting, three directors are to be elected to hold office for three-year terms until the Annual Meeting in 2004 and until their successors are elected and qualified. The enclosed proxy will be voted for election of the three directors of such class named in the following table, unless a shareholder indicates that a vote should be withheld with respect to one or more of such directors. The election of these directors has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such nominee, if any, as may be recommended by the Board of Directors.

     Under the Company's By-Laws, a shareholder intending to nominate any person for election as a director of the Company must notify the Secretary of the Company in writing not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If an annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, a shareholder's notice must be received by the Company not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. The notice must set forth (a) as to each person nominated, (i) the name, age, business address and residence address of such person, (ii) the principal occupation of such person, (iii) the number of shares of Common Stock beneficially owned by such person and (iv) any other information required to be disclosed in solicitations for proxies for elections of directors under the federal securities laws; and (b) as to the shareholder giving such notice, (i) the name and record address of such shareholder, (ii) the number of shares of Common Stock beneficially owned by such shareholder, (iii) a description of any arrangement between such shareholder and each of his or her nominees and any other persons (including their names) pursuant to which the nominations are made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate his or her nominees and (v) any other information required to be disclosed in solicitations for proxies for elections of directors under the federal securities laws. The notice must be accompanied by the executed consent of each nominee to serve as a director if so elected.

     The age, position with the Company, period of service as a director of the Company, business experience during the past five years, directorships in other companies and shareholdings in the Company as of February 23, 2001 for each of the nominees for election and for each of those directors whose term will continue are set forth below:

                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                 OWNED (1)
                                                                ------------
NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS TO EXPIRE IN
  2004

E. THAYER BIGELOW, JR                                               5,467
Age 59, Director since October 1999. Senior Advisor,
Time-Warner Inc., New York, NY (media and entertainment
Company) since October 1998. Chief Executive Officer, Court
TV, New York, NY, an affiliate of Time Warner Entertainment
LP (cable television program services) March 1997 to October
1998. President and Chief Executive Officer, Time Warner
Cable Programming Inc., Stamford, CT, a subsidiary of Time
Warner Entertainment LP (cable television program services),
1991 to 1997. Other directorships: Crane Co., Lord Abbett &
Co. Mutual Funds.

RICHARD S. FORTE                                                    3,677
Age 56, Director since October 1999. President, Dawson Forte
Cashmere Company, South Natick, MA (importer) since January
1997. Chairman since January 1997 and, prior thereto,
President, Forte Cashmere Company, Inc. (importer and
manufacturer). Other directorships: Crane Co.

                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY
                                                                 OWNED (1)
                                                                ------------
PETER L. YOUNG                                                       None
Age 62, Director since February 2000. Group Chief Executive,
RMC Group p.l.c., United Kingdom (international building
materials company) from January 1996 to June 2000. Other
Directorships: RMC Pension Trust Limited, Ready Mixed
Concrete Senior Benefits Trust Limited, RMC Money Purchase
Pension Trust Ltd., Harleyford Golf p.l.c., Readymix,
p.l.c., Ireland (a building materials company).

DIRECTORS WHOSE TERMS EXPIRE IN 2003

DORSEY R. GARDNER                                                   1,762
Age 58, Director since October 1999. President, Kelso
Management Company, Inc., Boston, MA (investment
management). General Partner, Hollybank Investments, L.P.,
and Thistle Investments, L.P., Miami, FL (private investment funds). Other directorships: Crane Co.

DELBERT H. TANNER                                                    None
Age 49, Director since January 2001. Senior Vice President,
RMC Industries since 1998. Chief Executive Officer, Channel
Partners, Inc. 1996-1998. Executive Vice President,
Construction Materials -- CalMat Co. 1993-1996.

JAMES L. L. TULLIS                                                    444
Age 53, Director since October 1999. Chairman and Chief
Executive Officer, Tullis-Dickerson & Co., Inc., Greenwich,
CT (venture capital investments in the health care industry)
since 1986. Other directorships: Crane Co., PSS Worldmed,
Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

ALAN S. J. DURANT                                                    None
Age 63, Director since February 2000. President and
Director, RMC Industries Corporation, Decatur, Georgia
(building materials company) since 1993. Other
directorships: RMC Group p.l.c

R. S. EVANS                                                       457,518
Age 56, Director since 1972. Chairman of the Company.
Chairman and Chief Executive Officer of Crane Co. Other
directorships: Crane Co., Fansteel, Inc., HBD Industries,
Inc., Hexcel Corporation.

BARRY J. KULPA                                                    203,317
Age 53, Director since October 1997. President and Chief
Executive Officer of the Company since October 1997. Senior
Vice President and Chief Operating Officer of Dal-Tile
International (manufacturer and distributor of ceramic
tile), 1994 to 1997. Vice President and Chief Financial
Officer of David Weekley Homes (regional homebuilder), 1992
To 1994.

---------------

(1) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. No director except Mr. R. S. Evans and Mr. Barry J. Kulpa owns more than 1% of the outstanding shares of Common Stock. Mr. Evans owns 2.2% of the outstanding shares of Common Stock. For more information on Mr. Kulpa's beneficial ownership, see Beneficial Ownership of Common Stock by Directors and Management, page 6.

     On December 16, 1999, the Company purchased the U.S. building products business of The Rugby Group PLC ("Rugby") in exchange for newly issued shares of Common Stock constituting 32% of the Company's outstanding Common Stock on that date (the "Exchange"). Pursuant to a Registration Rights Agreement entered into by the Company and Rugby in connection with the Exchange, so long as the Common Stock owned by Rugby and received in the Exchange constitutes at least 30%, 20% and 10% of the outstanding Common Stock,

Rugby is entitled to designate for nomination by the Board of Directors three, two or one directors, respectively. According to a Schedule 13D/A (Amendment No.
1) filed on April 26, 2000 by Rugby and RMC Group, p.l.c., a public limited company organized under the laws of England and Wales ("RMC"), RMC now owns 100% of the outstanding capital stock of Rugby. On January 22, 2001, Robert E. Lambourne, one of Rugby's designees to the Board of Directors, resigned. Mr. Tanner was designated by Rugby to fill the vacancy created by this resignation and elected a director by the Company's Board of Directors.

     The Board of Directors of the Company met 9 times in 2000. Each director attended over 75% of the Board and Committee meetings occurring during his period of service, except for Mr. Lambourne, who attended five out of nine meetings due to scheduling conflicts.

     The Board of Directors has an Executive Committee, Audit Committee and Organization and Compensation Committee. The Company does not have a standing nominating committee. The Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily obtained, did not meet in 2000.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies and financial reporting practices of the Company and its subsidiaries, the sufficiency of auditing relative thereto and the adequacy and effectiveness of the Company's internal controls. It is the Board's principal agent in assuring the independence of the Company's independent auditors, the integrity of management and the adequacy of disclosures to shareholders. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors or to nominate the independent auditors to be proposed for shareholder approval. The Audit Committee also has responsibility for reviewing compliance with the Company's business ethics and conflict of interest policies. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such independent auditors, the Company's internal auditor, the Chief Executive Officer and the principal financial, accounting, planning, and legal personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report on Form 10-K and other related matters. The Board of Directors has adopted the Audit Committee Charter attached to this proxy statement as Appendix
A. A more detailed description of the functions of the Audit Committee can be found therein. The Audit Committee met four times in 2000. The members of the Audit Committee are independent as independent is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     The duties of the Organization and Compensation Committee include review and approval of the compensation of officers and other key employees, annual review of director compensation, administration of the EVA Plan and Stock Incentive Plan and review and approval of significant changes or additions to the compensation policies and practices of the Company. The Organization and Compensation Committee met three times in 2000 (See the Organization and Compensation Committee's report beginning on page 10.)

     The memberships of committees during 2000 were as follows: Executive
Committee: R. S. Evans (Chairman), B. J. Kulpa and J. L. L. Tullis; Audit
Committee: D. R. Gardner (Chairman), E. T. Bigelow, Jr., and R. S. Forte; Organization and Compensation Committee: E. T. Bigelow, Jr. (Chairman), D. R. Gardner and J. L. L. Tullis.

COMPENSATION OF DIRECTORS

     The standard retainer payable to each non-employee director is $10,000 per year. Mr. R. S. Evans receives an annual fee of $100,000 for his services as Chairman. Pursuant to the Non-Employee Director Restricted Stock Plan, non-employee directors, except the designees of Rugby, will receive, in lieu of cash, shares of Restricted Stock with a market value equal to that portion of the standard retainer which exceeds $5,000. All directors who are not full-time employees of the Company, other than the designees of Rugby, participate in the plan. The shares are issued each year after the Company's annual meeting, are forfeitable if the director ceases to remain a director until the Company's next annual meeting, except in the case of death, disability or change in control, and may not be sold for a period of five years or such earlier date as the director leaves the board. There were no restricted shares of common stock issued under the Non-Employee Director Restricted Stock Plan in 2000.

     Directors also receive $500 for each board meeting attended. Non-employee members of the Executive Committee receive an annual retainer of $2,000. Members of other committees receive $500 and chairmen receive $750 for each committee meeting attended.

     Each of Messrs. Durant, Tanner and Young have agreed with Rugby to transfer to Rugby all compensation payable to them for services as a non-employee director of the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2000 audited by Deloitte & Touche, LLP, the Company's independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     This report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that this report be treated as "soliciting material" or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

Submitted by:
The Audit Committee of the
Board of Directors of Huttig Building Products, Inc.
D. R. Gardner -- Chairman
E. T. Bigelow, Jr.
R. S. Forte

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                          BY DIRECTORS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned, directly or indirectly, by the non-employee directors as a group (see pages 2 and 3 for individual holdings), the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group, as of February 23, 2001.

                                             SHARES
                                             UNDER        SHARES IN                      PERCENT OF SHARES
                                           RESTRICTED      COMPANY       TOTAL SHARES    OUTSTANDING AS OF
                                SHARES       STOCK       SAVINGS PLAN    BENEFICIALLY      FEBRUARY 23,
                                 OWNED      PLANS(1)       (401(K))        OWNED(2)            2001
                                -------    ----------    ------------    ------------    -----------------
Non-Employee Directors as a
  Group (8 persons) (3).......  468,868          --             --         468,868              2.3%
Barry J. Kulpa................   54,222     147,121          2,074         203,417              1.0%
George M. Dickens.............       --          --          1,174           1,174                *
Carl A. Liliequist............    5,308          --          6,271          11,579                *
Paul W. Lyle..................       --          --          1,044           1,044                *
John G. Olson.................    3,291          --          4,130           7,421                *
Other Executive Officers
  (4 persons).................    1,146          --          4,193           5,339                *
Total.........................  532,835     147,121         18,886         698,842              3.4%

---------------

* Represents holdings of less than 1%.

(1) Subject to forfeiture if established service conditions are not met.

(2) As determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(3) Excludes 6,546,424 shares of Common Stock owned by Rugby, which may be deemed to be beneficially owned by Mr. Durant, who is a director of RMC. Mr. Durant is also an executive officer of RMC. Mr. Durant expressly disclaims beneficial ownership of the shares of Common Stock owned by Rugby. Does not include 107 shares owned by Mr. Evans' spouse the beneficial ownership of which is expressly disclaimed by Mr. Evans.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth the ownership of Common Stock by each person known by the Company to beneficially own more than 5% of the Common Stock on February 23, 2001.

NAME AND ADDRESS OF                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                           --------------------   ----------------
RMC Group p.l.c.(1).........................       6,546,424              32.0%
RMC House
Coldharbour Lane
Thorpe, Egham
Surrey TW20 8TD
England
The Baupost Group, L.L.C. ..................       2,285,320(2)           11.0%
44 Brattle Street, 5th Floor
Cambridge, MA 02138
The Crane Fund(3)...........................       1,728,537               8.3%
100 First Stamford Place
Stamford, CT 06902

---------------

(1) According to a Statement on Schedule 13D/A filed by RMC on April 26, 2000, as of that date it owned 100% of the outstanding shares of Rugby, which is the direct beneficial owner of the 6,546,424 shares of Company Common Stock.

(2) According to a Schedule 13G filed by The Baupost Group, L.L.C. on April 10, 2000.

(3) The Crane Fund is a charitable trust managed by trustees appointed by the board of directors of Crane Co. The incumbent trustees are: G. A. Dickoff,
    A. I. DuPont, E. M. Kopczick and M. L. Raithel, all of whom are executive officers of Crane. Pursuant to the trust instrument, the shares held by the trust shall be voted by the trustees as directed by the board of directors of Crane, the distribution of the income of the trust for its charitable purposes is subject to the control of the board of directors of Crane and the shares may be sold by the trustees only upon the direction of the board of directors of Crane. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     Shown below is information concerning the annual and long-term compensation for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2000, 1999 and 1998 for Barry J. Kulpa, the Company's Chief Executive Officer, and the other four most highly compensated individuals who serve as executive officers of the Company and one other individual who was an executive officer of the Company during 2000 but was no longer so at December 31, 2000. The compensation described in this table was paid by the Company or a prior affiliate of the Company.

                                    ANNUAL COMPENSATION                                  LONG TERM COMPENSATION
                        --------------------------------------------   ----------------------------------------------------------
                                                                        COMPANY     SECURITIES
                                                          OTHER        RESTRICTED   UNDERLYING
       NAME AND                             BONUS        ANNUAL          STOCK       OPTIONS/        LTIP          ALL OTHER
  PRINCIPAL POSITION    YEAR   SALARY($)   ($)(1)    COMPENSATION($)    AWARD($)    SARS(#) (4)   PAYOUTS($)   COMPENSATION($)(5)
  ------------------    ----   ---------   -------   ---------------   ----------   -----------   ----------   ------------------
Barry J. Kulpa........  2000    350,000    130,000         --           276,250(2)    326,000        --               5,250
  President and
    Chief.............  1999    263,000    130,000         --           274,056(3)     32,528        --               5,905
  Executive Officer...  1998    250,000    130,671         --                --        36,000        --               6,152
George M Dickens......  2000    182,600         --                                     34,000                         4,033
  Regional Vice.......  1999    182,600     63,000         --                --            --        --             252,908(10)
  President(6)........  1998    182,600     62,800         --                --            --        --               3,185
Carl A. Liliequist....  2000    147,500    148,465                                     39,000                         5,250
  Regional Vice.......  1999    147,500    146,343         --                --         2,711        --               5,257
  President...........  1998    147,188    166,031         --                --         2,250        --               5,339
Paul W. Lyle..........  2000    160,000         --                                     34,000                         3,637
  Regional Vice.......  1999    160,000    108,000         --                --            --        --             152,619(10)
  President(6),(7)....  1998    160,000     90,000         --                --            --        --               2,077
John G. Olson.........  2000    128,333     53,040                                     20,000                         2,100
  Regional Vice.......  1999     93,333     42,705         --                --            --        --               2,338
  President(8)........  1998     30,833         --         --                --            --        --                  --
Gregory D. Lambert....  2000    107,708     50,000                                     65,000(9)                      1,850
Vice President -......  1999    185,000     50,000         --                --         8,132        --               1,975
  Administration
    and...............  1998         --         --         --                --            --        --                  --
  Chief Financial
  Officer(9)

---------------

(1) Represents the amounts paid to the named executives under the EVA Plan. After giving effect to such payments, the named executives have credited to their accounts under the Company's EVA Plan the following amounts as of December 31, 2000, which are subject to increase or decrease in future years: Barry J. Kulpa, $77,483; Carl A. Liliequist, $302,686; George M. Dickens, $0; Paul W. Lyle, $0; John G. Olson; $53,044. Under the program, one-third of the account balance in any year will be payable to the named executive. The Company is responsible for the account balances of the foregoing employees and the other Company employees participating in this plan.

(2) On January 24, 2000, Mr. Kulpa was granted 65,000 restricted shares of Common Stock under the Company's Stock Incentive Plan. Based on the closing price of a share of Common Stock on January 24, 2000 of $4.25, the value of the 65,000 restricted shares on that date was $276,250. Restrictions on the 65,000 shares granted in 2000 will lapse one-fifth per year beginning one year from the date of grant. Dividends will be paid on all restricted shares of Common Stock at the same rate as on other shares of Common Stock. As of December 31, 2000, Mr. Kulpa held a total of 130,121 restricted shares of Common Stock. Based on the closing price of a share of Common Stock on December 29, 2000 (the last New York Stock Exchange trading day of
     2000) of $4.125, the value of the 130,121 restricted shares on that date was $536,749.

(3) Prior to the distribution by Crane Co. of all of the outstanding shares of Common Stock to Crane Co.'s shareholders on December 16, 1999 (the "Distribution"), Mr. Kulpa had been granted an aggregate of 15,000 shares of time-based Crane restricted stock. In the Distribution, Mr. Kulpa received 3,333 shares of restricted Company Common Stock in respect of his ownership of the 15,000 shares of time-based Crane restricted stock. Based on the closing price of $3.4375 per share of the Company's Common Stock on December 16, 1999, the date of the Distribution, the value of the 3,333 shares on that date was $11,457.

     This value is included in the $274,056 reported in the Summary Compensation Table for 1999. In connection with the Distribution, on December 17, 1999 the 15,000 shares of time-based Crane restricted stock owned by Mr. Kulpa were converted into 61,788 shares of the Company's time-based restricted stock. Based on the closing price of $4.25 per share of the Company's Common Stock on December 17, 1999, the value of the 61,788 shares on that date was $262,599. The restrictions on 32,561 shares of Mr. Kulpa's restricted Common Stock granted in 1999 will lapse in 2003 and restrictions on 32,560 shares granted in 1999 will lapse in 2004.

(4) No options to purchase shares of Common Stock were outstanding in 1998 or 1999. The shares reported in this column for 1998 and 1999 represent shares of Crane's common stock underlying options that were granted by Crane prior to the Distribution. All options reported in this column for 1998 and 1999 were forfeited on March 15, 2000.

(5) Amounts include Huttig's matching contribution for eligible employees for the purchase of common stock in Huttig's Saving & Investment Plan (401(k)) and premiums for life insurance.

(6) Prior to December 16, 1999, Mssrs. Dickens and Lyle were employed by Rugby. Compensation reported for 1998 and 1999 was paid by Rugby.

(7)  Mr. Lyle resigned from the Company in January 2001.

(8)  Mr. Olson became an executive officer of the Company on March 15, 2000.

(9) Mr. Lambert resigned on June 30, 2000. All options granted to Mr. Lambert were forfeited at the time of his resignation.

(10) Includes amounts paid under change of control provisions when Rugby was acquired by Huttig on December 16, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants to the executive officers named in the Summary Compensation Table of options to purchase shares of Common Stock pursuant to the Stock Incentive Plan during the year ended December 31, 2000.

                                       NUMBER
                                         OF            % OF
                                     SECURITIES    TOTAL OPTIONS                                    GRANT
                                     UNDERLYING     GRANTED TO      EXERCISE OR                     DATE
                                      OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION      PRESENT
               NAME                   GRANTED       FISCAL YEAR       $/SHARE         DATE       VALUE($)(1)
               ----                  ----------    -------------    -----------    ----------    -----------
Barry J. Kulpa.....................   326,000           36%            $4.29        1/24/10       $635,341
George M. Dickens..................    34,000            4%            $4.29        1/24/10       $ 66,263
Carl A. Liliequist.................    39,000            4%            $4.29        1/24/10       $ 76,000
Paul W. Lyle.......................    34,000            4%            $4.29        1/24/10       $ 66,263
John G. Olson......................    20,000            2%            $4.40        5/22/10       $ 40,600
Gregory D. Lambert.................    65,000            7%            $4.29        1/24/10       $126,679

---------------

(1) The amounts shown were calculated using a Black-Scholes option pricing and do not reflect the actual value of the option awards at any time. The estimated values assume a risk-free rate of return of 4.9% based upon the 10-year Treasury Bill rate, a standard deviation of stock return of 45%, a dividend payout ratio of 0% and an option duration of 5 years. The standard deviation of stock return represents a statistical measure intended to reflect the anticipated fluctuation of price movements over the life of the option. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, and so the value realized by an executive may be more or less than the value estimated by the Black-Scholes model.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The information set forth in the following table relates to options to purchase Huttig common stock that were exercised by the executive officers named in the Summary Compensation Table in 2000.

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                              OPTIONS AT                      OPTIONS AT
                         SHARES                           FISCAL YEAR-END(#)            FISCAL YEAR-END($)(1)
                       ACQUIRED ON       VALUE       ----------------------------    ----------------------------
        NAME           EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    -----------    -----------    -------------    -----------    -------------
Barry J. Kulpa.......      --             --             --            326,000           --              --
Carl A. Liliequist...      --             --             --             39,000           --              --
George M. Dickens....      --             --             --             34,000           --              --
Paul W. Lyle.........      --             --             --             34,000           --              --
John G. Olson........      --             --             --             20,000           --              --
Gregory D. Lambert...      --             --             --                 --           --              --

---------------

(1) Based on a share price of $4.13, which was the closing price for a share of the Company's stock on December 29, 2000, no options reported in this table were in-the-money as of December 31, 2000.

REPORT ON EXECUTIVE COMPENSATION BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY

     The Organization and Compensation Committee (the "Compensation Committee") believes that the Company's compensation program should be designed to attract and retain talented executives. The Company provides its executives with the opportunity to earn significant compensation if the Company and the individual meet or exceed challenging performance goals. The Compensation Committee periodically reviews a number of independent compensation surveys as guidelines to determine competitive pay practices. The survey data is reviewed directly and is also summarized by independent compensation consultants. Generally, the survey data used is for related companies of similar size to the Company and based in the United States.

     The Compensation Committee has approved the establishment of a three-pronged approach to executive officer and key employee compensation: competitive base salaries; short and medium-term cash incentive compensation linked to measurable increases in shareholder value; and long-term incentive compensation utilizing awards of stock options and restricted Common Stock the ultimate value of which is keyed to increases in shareholder returns (primarily increases in the price of Common Stock).

BASE SALARIES

     Increases in base salaries of the Company's executive officers named in the Summary Compensation Table averaged 11% from 1999 to 2000. The increase from 1999 to 2000 is attributable primarily to establishing new base salaries when the Company became publicly traded in December 1999. All of the base salaries of the Company's executive officers named in the Summary Compensation Table are at a level that, in the view of the Compensation Committee, is appropriate for executives of a public corporation of the Company's size and industrial category.

SHORT AND MEDIUM-TERM INCENTIVE COMPENSATION

     The Company's annual incentive compensation program utilizes the principles of economic value added ("EVA") with a three year rolling horizon. EVA(1) is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed. The Compensation Committee believes that, compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, EVA has the highest correlation with the creation of value for shareholders over the long term.

---------------

(1) EVA is a registered trademark of Stern, Stewart & Co.

     The Company's EVA program involves the meeting of pre-established goals. The increase or decrease in EVA during the year is used to determine the total potential award and the amount of actual award is increased or decreased based on accomplishment of the pre-established goals. Awards are generally uncapped to provide maximum incentive to create value and, because awards may be positive or negative, executives can incur penalties when value is reduced. There is, however, a $2 million limit on the annual award of any participant who is subject to Section 162(m) of the Internal Revenue Code.

     Reference is made to the Proposal to Approve the EVA Incentive Compensation Plan beginning on page 20 of this Proxy Statement for a detailed description of the EVA Plan.

LONG-TERM INCENTIVE COMPENSATION

     The Compensation Committee believes that executive officers approach their responsibilities more like owners of the Company as their holdings of and potential to own Common Stock increase. This philosophy starts with the Board of Directors, whose non-employee members receive 50% of their annual retainer in Company Common Stock. As of February 23, 2001, 3.4% of the Company's Common Stock was beneficially owned by directors, management and key employees. (See Beneficial Ownership of Common Stock by Directors and Management, pages 2, 3 and
6). In 2000, the Company granted stock options for an aggregate of 895,500 shares of Common Stock to the officers and key employees of the Company pursuant to the Stock Incentive Plan. Based on financial analysis and a review of competitive compensation practices, these option grants were sized to (1) replace Crane stock options forfeited by the recipients in connection with the Distribution and (2) provide the recipients with appropriate incentives for retention and future performance. For a description of the Stock Incentive Plan, reference is made to the Proposal to Approve the Stock Incentive Plan beginning on page 16 of this Proxy Statement.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The base salary and incentive compensation of the Company's President and Chief Executive Officer, Barry J. Kulpa, was determined in the same manner as described above for all executive officers of the Company. Mr. Kulpa's base salary of $350,000 was set in the beginning of 2000 by the Compensation Committee. Mr. Kulpa's 2000 incentive compensation award of $427,737 under the EVA Plan was credited to his "account" as provided for in the EVA Plan, and in 2000, one-third of Mr. Kulpa's EVA account balance as of December 31, 1999 was paid to him. In 2000, Mr. Kulpa was granted stock options in respect of 326,000 shares of Common Stock. The amount of this grant was determined on the same basis as was used to determine the 2000 option awards of other executive officers, as described above under "Long-Term Incentive Compensation." In addition, Mr. Kulpa received a grant of 65,000 shares of restricted Common Stock as a performance and retention incentive. The restrictions on the restricted stock will lapse in equal installments over a five-year period.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the Company's Proxy Statement unless the compensation meets certain specific requirements for exemption from Section 162(m). The primary exemption under Section 162(m) is for compensation that is "performance-based" within the meaning of Section 162(m) and the applicable regulations. The Compensation Committee believes that amounts paid in the future under its EVA Plan and the stock options and restricted share awards granted under its Stock Incentive Plan will qualify for exemption as performance-based compensation for purposes of Section 162(m) provided that the shareholders approve the Proposals regarding the EVA Plan and the Stock Incentive Plan contained in this Proxy Statement. The Committee's present intention is to comply with the requirements of Section 162(m) except to the extent that the Committee determines that such compliance would not be in the best interests of the Company and its shareholders.

Submitted by:
The Organization and Compensation Committee
of the Board of Directors of Huttig Building Products, Inc.
E. T. Bigelow, Jr. -- Chairman
D. R. Gardner
J. L. L. Tullis

RETIREMENT BENEFITS

     The Company does not sponsor a defined benefit pension plan for salaried employees. However, Messrs. Kulpa and Liliequist participated in Crane's pension plan for non-bargaining employees prior to the Distribution. These officers have a non-forfeitable right in their benefits under the Crane pension plan that was accrued as of December 30, 2000. The accrued benefits under the Crane pension plan as of December 31, 2000 entitle Messrs. Kulpa and Liliequist to monthly payments beginning at age 65 of $425.85 and $1,096.78, respectively.

OTHER AGREEMENTS

     The Company has entered into indemnification agreements with Barry J. Kulpa and the non-employee directors of the Company. The Indemnification Agreements require the Company to indemnify the officers or directors to the fullest extent permitted by law against any and all expenses (including advances thereof), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against such person arising out of the fact that he was a director, officer, employee, trustee, agent or fiduciary of the Company or was serving as such for another entity at the Company's request, and to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of insurance coverage.

     Barry J. Kulpa has an agreement that, in the event of a change in control of the Company, provides for the continuation of his then current base salary, incentive compensation and benefits for the three-year period following the change in control. Upon termination within three years after a change in control, by the Company without cause or by him with "Good Reason" (as defined in the agreement), Mr. Kulpa is immediately entitled to a proportionate amount of the greater of the last year's bonus or the average bonus paid in the last three years, three times the sum of his annual salary and the average of the last three years' bonuses, and all accrued deferred compensation and vacation pay. Employee benefits, medical coverage and other welfare benefits also continue until the end of the three-year period. "Good Reason" under the agreement includes, among other things, any action by the Company that results in a diminution of his position, authority, duties or responsibilities. The agreement also provides that Mr. Kulpa may terminate his employment for any reason during the 30-day period immediately following the first year after the change of control, which shall be deemed "Good Reason" under the agreement. If it is determined that any economic benefit or payment or distribution by the Company to Mr. Kulpa pursuant to the agreement or otherwise (including, but not limited to, any economic benefit received by him by reason of the acceleration of rights under the Company's Stock Incentive Plan) ("Payment"), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the agreement provides that the Company shall make additional cash payments to Mr. Kulpa such that after payment of all taxes including any excise tax imposed on such payments, he will retain an amount equal to the excise tax on all the Payments. The agreement is for a three-year period, but is automatically renewed annually for a three-year period unless the Company gives notice that the period will not be extended.

     Each of the Regional Vice Presidents named in the Summary Compensation Table have an Employment Agreement with the Company that provides for the continued employment of the executive unless and until the Employment Agreement is terminated (i) by the Company giving to the executive not less than 12 months' prior written notice, (ii) by the executive giving to the Company not less than 1 month's prior written notice, (iii) without notice on the executive's 65th birthday, (iv) by the Company or the executive upon 1 month's prior written notice to the other upon the executive's permanent disability or (v) by the Company without notice if the executive (A) commits fraudulent or dishonest acts, gross negligence, or disloyalty in connection with his employment, or is convicted of a criminal act involving dishonesty (whether or not such conviction is related to his employment), (B) violates the Employment Agreement and does not cure the violation within 30 days after the receipt of written notice by the Company or (C) dies. The Company has the right to treat a notice of termination given by the executive pursuant to clause (ii), above, as effective at any time after the giving of such notice. Each Employment Agreement specifies the executive's applicable annual base salary and provides that the executive is entitled to participate in the Company's EVA Plan in accordance with the terms of that plan. Each Employment Agreement also provides for the use of a Company automobile or the payment of an allowance intended to reimburse the executive for the expenses of his personal automobile. Each Employment Agreement provides generally for the reimbursement of expenses and the participation in the Company's customary benefits plans. If notice of termination of an Employment Agreement is given pursuant to clause (i) or (ii) of the preceding paragraph, the Company will continue to pay the executive his salary and provide all fringe benefits from the date such notice is provided up through the effective date of the termination; provided, however, that in the case of a termination under clause (i), above, if the executive breaches the Employment Agreement during the period when such severance benefits are being paid, the Company will immediately upon such breach cease to be obligated to provide such severance benefits. If the Company exercises its right to treat a notice under clause (ii), above, as immediately effective, the executive shall be entitled to no severance payments or benefits. The executive is obligated to use his best efforts during any applicable severance period to find other employment and severance payments will be offset by any compensation the executive receives from such other employment or could have received with reasonable efforts. Each Employment Agreement (i) prohibits the executive from engaging in other business activities during his employment without the prior written consent of the Company, (ii) requires the executive to maintain in confidence all confidential information concerning the Company and (iii) contains customary non-solicitation, no-hire and non-compete provisions.

                            STOCK PERFORMANCE GRAPH

     The graph below compares cumulative total shareholder returns for the Company for the preceding fiscal year with the S&P 500 Stock Index and that of a peer group made up of other building material and industrial products distributors. (1) The graph assumes the investment of $100 at the commencement of the measurement period with dividends reinvested. The historical information set forth below is not necessarily indicative of future stock performance.

                                                           HBP                       S&P 500                   PEER GROUP
                                                           ---                       -------                   ----------
12/16/99                                                  100.00                      100.00                      100.00
1/00                                                     104.412                     98.1302                     90.3616
2/00                                                      100.00                      96.157                     91.5827
3/00                                                     105.882                     105.457                     88.6943
4/00                                                     102.941                      102.21                     87.0215
5/00                                                     108.824                     99.9697                     98.5952
6/00                                                     97.0588                     102.362                     100.927
7/00                                                     108.824                      100.69                     100.405
8/00                                                     107.353                     106.801                     103.132
9/00                                                     105.882                     101.089                     97.2128
10/00                                                    102.941                     100.589                      90.481
11/00                                                    91.1765                      92.535                     72.4841
12/00                                                    97.0588                     92.9101                     78.5013

 (1) The peer group includes the following companies; EMCO Ltd., Hughes Supply
                         Inc., Q.E.P. Co., Watsco Inc.

                 COMPARISON OF ONE YEAR CUMULATIVE TOTAL RETURN
           AMONG HUTTIG BUILDING PRODUCTS, THE S & P 500 STOCK INDEX
                       AND AN INDEX MADE UP OF A GROUP OF
                              THE COMPANY'S PEERS

       HUTTIG BUILDING PRODUCTS   S&P 500   PEER INDEX GROUP
       ------------------------   -------   ----------------
12/99           100.00            100.00         100.00
12/00            97.06             92.91          78.50

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For the fiscal year ended December 31, 2000, other than as set forth below, each director and officer of the Company timely filed all required reports under
Section 16(a) of the Securities Exchange Act of 1934.

     Mr. Kulpa did not file a Form 5 with respect to 1999 to report his ownership of 3,333 shares of Common Stock received by him in the Distribution. Ownership of these shares was reported by Mr. Kulpa on a Form 4 filed in 2000.

     Mr. Olson filed a late Form 3. Mr. Olson also did not file a Form 4 to report the purchase of 3,000 shares of Common Stock on September 25, 2000 at a price of $4.50 per share. Ownership of these shares was reported by Mr. Olson on a timely filed Form 5.

     Mr. Thompson, the Company's Vice President, Administration and Chief Financial Officer, filed a late Form 3. Mr. Thompson also did not file a Form 4 to report the purchase of 1,000 shares of Common Stock on

July 28, 2000 at a price of $4.63 per share. Ownership of these shares was reported by Mr. Thompson on a timely filed Form 5.

     Mr. Lambert, the Company's former Vice President - Administration and Chief Financial Officer, filed a late Form 4 with respect to the purchase by him of 10,000 shares of Common Stock on January 25, 2000 at a price of $4.25 per share.

OTHER TRANSACTIONS AND RELATIONSHIPS

     On December 6, 1999, the Company and Crane entered into a Distribution Agreement (the "Distribution Agreement") that provided for the actions required to effect the Distribution and the allocation of assets and liabilities between the Company and Crane. On December 16, 1999, in connection with the consummation of the Distribution, the Company and Crane entered into an agreement (the "Tax Allocation Agreement") relating to the allocation of liabilities and obligations with respect to taxes and an agreement (the "Employee Matters Agreement") relating to the allocation of liabilities and obligations with respect to employee benefit plans and compensation arrangements. Certain of the Company's directors also serve as directors and an executive officer of Crane.

     The Distribution Agreement provides generally that after the Distribution, all assets and liabilities of the Company and its business will be vested solely in the Company, and that Crane will have no interest in those assets and will have no obligations with respect to those liabilities. The Distribution Agreement requires the Company to indemnify Crane for certain losses suffered by Crane, including, without limitation, losses that relate to the Company's business (whether those losses relate to the period prior to or after Distribution) or arise as the result of the Company's breach of any agreement or covenant made to Crane in the Distribution Agreement, the Tax Allocation Agreement or the Employee Matters Agreement. Crane is similarly obligated to indemnify the Company for certain losses suffered by the Company, including, without limitation, losses that relate to the businesses of Crane (whether those losses relate to the period prior to or after the Distribution) or arise as the result of Crane's breach of any agreement or covenant made to the Company in the Distribution Agreement, the Tax Allocation Agreement or the Employee Matters Agreement.

     Under the Tax Allocation Agreement, the Company is responsible for any taxes imposed on Crane that would not have been payable but for the breach by the Company of any representation, warranty or obligation under the Tax Allocation Agreement, the tax ruling request or the Distribution Agreement. These representations, warranties and obligations relate to the Company's continuing satisfaction of certain statutory and judicial requirements necessary for the Distribution to be tax-free to the Company, Crane and its shareholders. In particular, the Company has represented generally that (1) during the two-year period following the Distribution, the Company will not enter into any transaction or make any change in its equity structure that may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire Company stock representing a 50-percent or greater equity interest in the Company, (2) it will not repurchase outstanding Company Common Stock after the Distribution representing 20 percent or more of the outstanding Company Common Stock, and (3) following the Distribution, it will continue the active conduct of its businesses. The Company has also agreed with Crane that it will not take any of the actions described in (1) or (2) above prior to December 16, 2001 without Crane's prior written consent.

     At the Closing of the Exchange, the Company entered into a Registration Rights Agreement with Rugby pursuant to which the Company granted Rugby certain rights to cause the Company to register for sale the shares of Common Stock received by it in the Exchange. Pursuant to the Registration Rights Agreement, so long as the shares of Common Stock owned by Rugby and received in the Exchange constitute at least 30%, 20%, or 10%, respectively, of the outstanding Common Stock, Rugby has the right to designate for nomination by the Board of Directors of the Company three, two and one director(s), respectively.

     Also at the Closing of the Exchange, the Company entered into a Transition Services Agreement with Rugby pursuant to which the Company agreed to provide, for a period of six months from the date of the Exchange, certain administrative services to the industrial businesses of Rugby USA. The industrial businesses of Rugby USA were transferred to an affiliate of Rugby USA immediately prior to the consummation of the Exchange and, accordingly, were not purchased by the Company.

     One of the Company's directors is also a director and executive officer of RMC, Rugby's parent corporation. The Registration Rights Agreement and the Transition Services Agreement were the result of arms' length negotiations with Rugby.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Organization and Compensation Committee is or has ever been an employee of the Company, and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Organization and Compensation Committee is an executive officer.

                              PROPOSAL TO APPROVE
                           1999 STOCK INCENTIVE PLAN

INTRODUCTION

     The Board of Directors adopted, and the sole stockholder of the Company prior to the Distribution approved, the Stock Incentive Plan effective as of December 16, 1999 to provide for the grant of restricted shares of Common Stock and stock options (which may be incentive stock options, non-qualified stock options or a combination thereof) to key employees of the Company and its subsidiaries. The Company is seeking shareholder approval of the Stock Incentive Plan to ensure the deductibility under Section 162(m) of the Internal Revenue Code by the Company of awards made thereunder. The Stock Incentive Plan is administered by the Organization and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Compensation Committee is authorized to issue up to seven percent (7%) of the shares of Company Common Stock outstanding on December 17, 1999 (i.e., 1,436,357 shares); provided that, if the number of issued and outstanding shares of Common Stock is increased, the maximum number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan shall be increased by seven percent (7%) of such increase. Notwithstanding the foregoing, no more than 2,000,000 shares of Common Stock may be issued as incentive stock options.

     The purpose of the Stock Incentive Plan is to attract and retain key employees of the Company and its subsidiaries who are and will be contributing to the success of the business, to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success, to provide competitive incentive compensation opportunities, and to provide further opportunities for stock ownership by key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success. On March 16, 2001, the closing price for a share of Common Stock was $4.08.

PRINCIPAL PROVISIONS OF THE STOCK INCENTIVE PLAN

     Set forth below is a summary of the principal provisions of the Stock Incentive Plan, which summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan set forth at Appendix B to this Proxy Statement.

  GENERAL

     The Stock Incentive Plan will remain in effect until terminated by action of the Board, but no incentive stock option may be granted pursuant to the Stock Incentive Plan after December 16, 2009. Those key employees of the Company and its subsidiaries that are designated by the Compensation Committee are eligible to participate in the Stock Incentive Plan. "Key employees" means officers as well as other employees designated by the Compensation Committee in its discretion, upon the recommendation of management, but not any employee who, assuming the full exercise of such options granted, would own more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary. The maximum number of shares of Common Stock that may be granted under the Stock Incentive Plan to any single individual in any calendar year shall not exceed one percent (1%) of the total number of outstanding shares of Common Stock on the date of such grant. No participant may be granted incentive stock options under the Stock Incentive Plan that would result in shares with an aggregate fair market value on the date of grant of more than $100,000 first becoming exercisable in any one calendar year.

  OPTIONS

     Under the Stock Incentive Plan, the Compensation Committee may grant to a participant incentive stock options, non-qualified stock options or a combination thereof. The Compensation Committee has the discretion to determine the terms and conditions of stock option grants made pursuant to the Stock Incentive Plan; provided, however, that the exercise price of any options granted under the Stock Incentive Plan must be at least equal to 100% of the fair market value of one share of Company Common Stock on the date when the option is granted. The number of shares subject to purchase and the price per share under each outstanding option shall be adjusted to reflect any stock dividend, stock split, recapitalization or similar event.

     Options granted under the Stock Incentive Plan are exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date the option is granted, subject to the provision that an option may not be exercised (except in connection with certain events of termination, as discussed below) (i) more than 90 days after the participant's termination or more than ten years from the date of grant, whichever period is shorter, or (ii) prior to the expiration of one year from the date of grant of the option. Unless the Compensation Committee determines otherwise with respect to a particular option grant, no option may be exercised with respect to more than 50% of the underlying shares of Common Stock during the second year after the grant date, 75% during the third year, and 100% thereafter. The exercise price for options may be paid in cash, in shares of Common Stock, or a combination of the foregoing. The Compensation Committee also has the discretion to approve a cashless exercise program. Furthermore, the Compensation Committee may authorize on behalf of the Company the acceptance of the surrender of the right to exercise an option or a portion thereof and the payment by the Company therefor of an amount equal to the excess of the fair market value (as defined in the Stock Incentive Plan) on the date of surrender of the shares of Common Stock covered by such option or portion thereof over the aggregate option price of such shares. Such a payment may be made in cash, in shares of Common Stock, or a combination of the foregoing as determined by the Compensation Committee. Shares of Common Stock underlying surrendered options are not available for future grants under the Stock Incentive Plan.

     Options granted under the Stock Incentive Plan are not transferable by the participant otherwise than by will or the laws of descent and distribution, and are exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, non-qualified stock options may be transferable without payment of consideration to immediate family members of the participant or to trusts or partnerships for the benefit of such family members.

     The Compensation Committee may grant "reload options" under certain circumstances after the exercise of all or a portion of an option granted pursuant to the Stock Incentive Plan. A reload option entitles the participant to purchase a number of shares of Company Common Stock equal to the number of shares delivered in payment of all or part of the exercise price of the original option plus the shares delivered or withheld to satisfy tax liabilities associated with the exercise of the original option. The exercise price of a reload option shall be the fair market value of the Common Stock at the date the reload option is granted. A reload option shall not be exercisable earlier than six months after its date of grant, and the expiration date of a reload option shall not be later than the expiration date of the original option.

     If a participant retires or ceases to be employed by the Company or by a subsidiary by reason of permanent disability or after a change in control, all options granted to that participant may be exercised in whole or in part within 90 days after such event, but not after the expiration of the term of the option. If a participant dies while employed by the Company or by a subsidiary or within 90 days after retiring or ceasing to be employed by the Company by reason of permanent disability or after a change in control (as defined in the Stock Incentive Plan), all options granted to that participant may be exercised in whole or in part by the estate of such participant at any time within one year after the participant's death, but not after the expiration of the term of the option. In either situation, the Compensation Committee may authorize the acceptance of the surrender of the right to exercise such options or any portion thereof in return for a payment equal to the excess of the fair market value on the date of surrender over the aggregate option price of such shares. If a participant's employment is terminated for any other reason and the option is exercisable in whole or in part at the date of termination, the participant may exercise the option to the extent it was exercisable as of the date of termination at any time within 90 days after such termination of employment, but in no event after the expiration of the term of the option.

  RESTRICTED SHARES

     The Compensation Committee may grant to any participant an award of such number of shares of Common Stock on such terms, conditions and restrictions as the Compensation Committee shall establish in its sole discretion ("Restricted Shares"). The terms of any award of Restricted Shares shall be set forth in an Award Agreement which shall contain provisions determined by the Compensation Committee and not inconsistent with the Stock Incentive Plan. Upon the lapse or release of all restrictions, one or more share certificates registered in the name of the participant for an appropriate number of shares shall be delivered to the participant free of any restrictions. Unless otherwise provided by the Compensation Committee in the applicable Award Agreement, all restrictions on Restricted Shares shall lapse in the event of a change in control (as defined in the Stock Incentive Plan). With respect to performance-based awards of Restricted Shares that are intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Internal Revenue Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on shareholders' equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share.

     The Compensation Committee has the discretion, as to any award of Restricted Shares, to award a separate cash amount, payable to the participant at the time when the forfeiture restrictions on the Restricted Shares lapse or at such earlier time as the participant may elect to be taxed with respect to such Restricted Shares equal to (i) the federal income tax and the golden parachute excise tax payable under Section 4999 of the Internal Revenue Code, if any, with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

     An award is forfeitable if the participant does not continue in the service of the Company or one of its subsidiaries until the expiration of the forfeiture period for such Restricted Shares and does not satisfy any and all other conditions set forth in the appropriate Award Agreement. Until such time as the risk of forfeiture lapses or the shares awarded are forfeited, participants who have been awarded restricted shares shall have all rights of a holder of outstanding Company Common Stock with respect to the shares subject to the Award Agreement, including but not limited to the right to vote such shares and the right to receive dividends. No Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the participant is treated as the owner under Sections 671 through 677 of the Internal Revenue Code), pledged or sold prior to the lapse of the applicable restrictions. Any shares of Common stock or other securities distributed as a dividend with respect to Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Restricted Shares.

  TERM; AMENDMENT

     The Stock Incentive Plan shall remain in effect until terminated by action of the Board; provided that no incentive stock option may be granted after December 16, 2009 pursuant to the Stock Incentive Plan. The Board may at any time amend or terminate the Stock Incentive Plan, as it shall deem advisable; provided, however, that (i) no change may be made in awards theretofore granted under the Stock Incentive Plan which would materially impair participants' rights without their consent; and (ii) no amendment to the Stock Incentive Plan shall be made without approval of the Company's shareholders if the effect of such amendment would be to (a) increase the number of shares reserved for issuance under the Stock Incentive Plan or (b) change the minimum purchase price. In any event, the Board may amend or revise the Stock Incentive Plan to comply with applicable laws or governmental regulations.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion briefly summarizes the federal income tax consequences of the issuance and exercise of incentive stock options and non-qualified stock options to the participants and the Company. State and local tax consequences may differ.

     Incentive Stock Options. Generally, a participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the an incentive stock option in the same manner as on the exercise of a non-qualified stock option, as described below.

     Non-Qualified Options. A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the participant exercises the non-qualified stock option. In general, the amount of ordinary income required to be recognized is an amount equal to the amount by which the aggregate fair market value of the shares on the date of exercise exceeds the aggregate exercise price per share paid for such shares.

     Restricted Shares. Restricted Shares will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Restricted Shares makes an election under Section 83(b) of the Internal Revenue Code as described below, the grantee generally is not required to recognize ordinary income on the award of Restricted Shares. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares on such date. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Restricted Shares are granted, the amount of ordinary income required to be recognized is an amount equal to the fair market value of the shares on the date of grant. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

     Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of Restricted Shares or shares acquired upon the exercise of incentive and non-qualified stock options will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of the sale or exchange of shares acquired upon the exercise of an incentive stock option (a "disqualifying disposition"), a participant may be required to recognize ordinary income upon such disposition.

     Deductibility by the Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a non-qualified stock option (including an incentive stock option that is treated as a non-qualified stock option as described above) or an award of Restricted Shares, at the same time the participant is required to recognize ordinary income, the Company will generally be allowed a deduction in an amount equal to the amount of ordinary income so recognized.

     Performance Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent it exceeds $1 million for the taxable year. If approved by the shareholders, the Stock Incentive Plan will allow the grant of awards that qualify under an exception to the deduction limit for "performance-based compensation."

     Parachute Payments. Where payments to certain employees that are contingent on a change of control exceed limits specified in the Internal Revenue Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If grants of stock options are made the vesting of which is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and any deduction disallowance rules would be triggered with respect to certain of the Company's employees.

RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of the Huttig Building Products, Inc. 1999 Stock Incentive Plan. Approval of the Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

                              PROPOSAL TO APPROVE
                        EVA INCENTIVE COMPENSATION PLAN

INTRODUCTION

     The Board of Directors of the Company has adopted the Huttig Building Products, Inc. EVA Incentive Compensation Plan to provide for awards of cash and stock to certain executive officers and general and regional managers. In 2000, 70 people participated in the EVA Plan. The Company is seeking shareholder approval of the EVA Plan to ensure the deductibility under Section 162(m) of the Internal Revenue Code by the Company of awards made thereunder. The EVA Plan is administered by the Compensation Committee and provides for awards based on increases or decreases in economic value added ("EVA") during the year, both absolutely and compared to the prior year. Awards are generally uncapped to provide maximum incentive to create value and to balance negative penalties that can be incurred when EVA is reduced.

     The purpose of the EVA Plan is to maximize stockholder value by aligning management's interests with those of shareholders and rewarding management for sustainable and continuous improvement in the Company's business.

PRINCIPAL PROVISIONS OF THE EVA INCENTIVE COMPENSATION PLAN

     Set forth below is a summary of the principal provisions of the EVA Plan, which summary is qualified in its entirety by reference to the complete text of the EVA Plan set forth at Appendix C to this Proxy Statement.

  GENERAL

     The EVA Plan will remain in effect until suspended or terminated by the Board. The Compensation Committee has the authority to designate the employees eligible to participate in the EVA Plan, to establish and adjust any EVA formula or calculation, to impose conditions and restrictions on awards as it deems appropriate and to take any other necessary or advisable steps in connection with the EVA Plan. For purposes of the EVA Plan, "EVA" is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed. The Compensation Committee has the authority to tailor particular EVA formulas to any specific business unit or units for which a participant is responsible. The key elements of the EVA formula applicable to any executive will be the cost of capital to the company, the return on capital, the amount of capital employed in the business unit, the net operating profit of the business unit after tax and the prior year's EVA. Awards are calculated on the basis of year-end results and may utilize both percentage change in EVA from the prior year and percentage of positive EVA, if any, in the current year. The Compensation Committee may adjust the EVA formulas, except that adjustments for executive officers subject to
Section 162(m) of the Internal Revenue Code may only have a negative effect. No EVA award to any executive officer who is subject to the limitations of Section 162(m) of the Internal Revenue Code may exceed $2,000,000 for any particular year.

  EVA AWARDS

     Each participant in the EVA Plan has an EVA account with a cash subaccount and a stock subaccount. At the beginning of each fiscal year, each participant is entitled to make an irrevocable election to either allocate his or her EVA award entirely to the cash subaccount or 50% to the cash subaccount and 50% to the stock subaccount. If a participant fails to make a valid election, 100% of the participant's EVA award is allocated to the participant's cash subaccount. After an EVA award for each participant is determined, the EVA award will be allocated in accordance with the participant's election; provided, however, that if the participant's EVA award for a particular year is negative, the award will be debited solely to the participant's cash subaccount in proportion to the participant's allocation election. The Company will credit or debit interest on each cash subaccount as applicable each year. Each participant with a positive aggregate account balance will receive an annual payout of a specified percentage of his or her account, with the standard payout percentage being one-third (1/3) of such balance, reduced by the value of any shares of restricted stock vesting in the year of the payout.

     With respect to amounts allocated to a participant's stock subaccount, the stock subaccount will be credited with a number of shares of the Company's Common Stock equal to the dollar amount of such allocation divided by the fair market value (as defined in the EVA Plan) of the Company's Common Stock. No fractional shares will be credited; rather, any dollar amount of the participant's allocation representing a fractional amount of the per share fair market value of the Company's Common Stock will be credited to the participant's cash subaccount. Shares of Company Common Stock allocated to a participant's stock subaccount for a particular year will be issued as restricted stock issued under and generally subject to the provisions of the Stock Incentive Plan. Fifty percent (50%) of the restricted shares will vest on the first anniversary of the allocation date, and the remaining 50% will vest on the second anniversary of the allocation date. Negative EVA awards in any year will have no effect on any participant's stock subaccount or on the shares of restricted stock.

     A participant's entire cash subaccount balance will become payable and his or her restricted stock will fully vest upon normal retirement (age 65), death, disability or a change in control (as defined in the EVA Plan).

     If a participant leaves the Company or ceases to be eligible to participate in the EVA Plan, the treatment of his or her account balance depends on the circumstances involved. For instance, if the participant is terminated by the Company or voluntarily resigns, he or she would lose any cash subaccount balance and forfeit restricted shares. If the participant ceases to be eligible to participate in the EVA Plan, the cash subaccount balance would be paid out in two equal installments on the second and third succeeding EVA payout dates, while restricted shares would continue to vest. Conversely, if the participant's business unit were to be spun off by the Company, the participant would not receive a payout, but the cash subaccount balance would continue with the spun off company and all restricted shares would become fully vested. Lastly, if the participant were to be transferred to another business unit, the cash subaccount balance would transfer with the participant, and restricted shares would continue to vest.

     If it is determined that any payment of an account by the Company to a participant by reason of a change in control is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make an additional cash payment to the participant such that after payment of all taxes, including any excise tax imposed on such payments, the participant will retain an amount equal to the excise tax on all the payments.

  TERM; AMENDMENT

     The Board may modify, suspend or terminate the EVA Plan at any time.

RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of the Huttig Building Products, Inc. EVA Incentive Compensation Plan. Approval of the EVA Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person as represented by proxy and entitled to vote at the meeting.

                                 PLAN BENEFITS

     The amount of any awards to be made under the EVA Plan or the Stock Incentive Plan are not determinable at this time. However, the following table sets forth, with respect to each group of persons identified therein, the number of options and restricted shares granted under the Stock Incentive Plan in 2000 and the amount of the EVA Awards made in 2000. For information regarding awards made in 2000 under the Stock Incentive Plan and the EVA Plan to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, please see "Executive Compensation" beginning on page 8 of this Proxy Statement.

                                                                          NUMBER OF        AMOUNT OF
                                                 NUMBER OF OPTIONS    RESTRICTED SHARES    EVA AWARD
                                                 -----------------    -----------------    ----------
All Current Executive Officers as a Group (9
  persons).....................................       571,000              65,000          $1,403,200
All Current Non-Employee Directors as a Group
  (8 persons)..................................       100,000                  --                  --
Nominees for Election as a Director:
  E. Thayer Bigelow, Jr........................            --                  --                  --
  Richard S. Forte.............................            --                  --                  --
  Peter L. Young...............................            --                  --                  --
Each Associate of any Director, Executive
  Officer or nominee...........................            --                  --                  --
All Current Employees, including all Current
  Officers who are not Executive Officers, as a
  Group (62 persons)...........................        84,500                              $2,540,620

                     APPROVAL OF THE SELECTION OF AUDITORS

     The Board of Directors proposes and recommends that the shareholders approve the selection of the firm of Deloitte & Touche LLP as independent auditors for the Company for 2001. Deloitte & Touche LLP have been the independent auditors for the Company since 1979. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP to audit the books and accounts of the Company for the current year. In accordance with the Company's practice, a member of the firm will attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions which may be asked by shareholders.

AUDIT FEES

     The aggregate fees of Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for 2000 were approximately $205,000, which includes out-of-pocket expenses of approximately $10,000.

ALL OTHER FEES

     In addition to the audit services referred to above, Deloitte & Touche LLP provides general compliance and project specific tax services to the Company. The aggregate fees for the tax services rendered in 2000 were approximately $600,000, which includes out-of-pocket expenses of approximately $11,000.

     The Audit Committee of the Board of Directors did consider whether the provision of the tax services described above is compatible with maintaining the independence of Deloitte & Touche LLP.

                                 MISCELLANEOUS

     Solicitation of Proxies. The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. To aid in the solicitation of proxies, the Company has retained Corporate Investor Communications, Inc. which will receive a fee for its services of $3,500 plus expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

     Incorporation by Reference. The Report on Executive Compensation on pages 10 through 12 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates said report by reference and the report shall not otherwise be deemed filed under such Acts.

     Next Annual Meeting; Shareholder Proposals. The By-Laws provide that the Annual Meeting of the Shareholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 2002 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before November 19, 2001. In addition, the Company's By-Laws provide that if security holders intend to nominate directors or present proposals at the 2002 Annual Meeting other than through inclusion of such proposals in the Company's proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 23, 2002 and no later than February 22, 2002. If the Company does not receive notice by that date, then such proposals may not be presented at the 2002 Annual Meeting.

                                                                      APPENDIX A

                         HUTTIG BUILDING PRODUCTS, INC.
                            AUDIT COMMITTEE CHARTER

COMPOSITION

     The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that, in the opinion of the Board of Directors, may interfere with the exercise of their independence from management and the Company. Each Audit Committee member shall be financially literate, and at least one member shall have accounting or related financial management expertise, as such qualifications are interpreted by the Board of Directors in its business judgment. Subject to the annual appointment by the Board of Directors, the Audit Committee shall have the responsibility, authority and specific duties as described below. One of the members shall be appointed Committee Chairman by the other members of the Audit Committee.

RESPONSIBILITY

     The Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies and financial reporting practices of Huttig Building Products, Inc. and its subsidiaries, the sufficiency of auditing relative thereto and the adequacy and effectiveness of the Company's internal controls. It is to be the Board's principal agent in assuring the independence of the Company's independent auditors, the integrity of management and the adequacy of disclosures to shareholders. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors or to nominate the independent auditors to be proposed for shareholder approval. The Audit Committee also has responsibility for reviewing compliance with the Company's business ethics and conflict of interest policies.

     The Audit Committee is to provide an open avenue of communication among the Board of Directors, the independent auditors, internal auditors, and Huttig Building Products, Inc. management as their duties relate to accounting, financial reporting and controls.

AUTHORITY

     The Audit Committee is granted the authority to investigate any matter or activity involving financial reporting, accounting, or internal controls of the Company, or any violations of the Company's business ethics or conflict of interest policies, and all employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

MEETINGS

     The Audit Committee is to meet at least four times each year and as many other times as the Committee deems necessary. Members of the Audit Committee will strive to be present at all meetings. As necessary or desirable, the Chairman may request that members of management, the Director of Internal Audit and representatives of the independent auditors be present at meetings of the Committee. The Committee shall meet at least annually in separate executive sessions with management, the Director of Internal Audit and the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately.

SPECIFIC DUTIES

     (1) Reviewing with Company's management, independent auditors and Director of Internal Audit, the adequacy and effectiveness of accounting and financial reporting systems and controls and compliance with applicable codes of conduct, laws, and regulations. The Committee should have familiarity with the accounting and reporting principles and practices applied by the Company in preparing financial statements.

     (2) Recommend to the Board of Directors annually the independent auditors to be selected to audit the financial statements of the Company.

     (3) Review, prior to the annual audit, the scope and general extent of the independent auditors' audit engagement. The independent auditors' fees are to be arranged with management and annually summarized for Committee review. The Committee's review should entail an understanding from the independent auditors of the factors considered in determining the audit scope, including:

          - Industry and business risk characteristics of the Company;

          - External reporting requirements;

          - Materiality of the various segments of the Company's consolidated and non-consolidated activities;

          - Quality of internal accounting controls;

          - Extent of involvement of internal audit in the audit examination;
          and

          - Other areas to be covered during the audit engagement.

     (4) Evaluate the independence and objectivity of the external audit function, including non-audit services provided by the independent auditors and any other relationships between the independent auditors and the Company. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and the letter required by the Independence Standards Board Standard No.1, as such Standard may be modified or supplemented. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     (5) Review and discuss with management, and the independent auditors upon completion of their audit, the Company's audited annual financial statements and the independent auditor's opinion rendered with respect to such financial statements. This review and discussion is to encompass the Company's Annual Report to Shareholders and Form 10-K, including the financial statements and related notes, Management's Discussion and Analysis of Operations, financial statements schedules and supplemental disclosures required by generally accepted accounting principles and the Securities and Exchange Commission.

     (6) Discuss with the independent auditors the matters required to be discussed by generally accepted auditing standards, including SAS 61, as modified or supplemented, in order to provide the Audit Committee with additional information regarding the scope and results of the audit that may assist the Audit Committee in overseeing the financial reporting and disclosure process for which management is responsible.

     (7) Evaluate the cooperation received by the independent auditors during their audit engagement, including their access to all requested records, data and information. Also, elicit the comments of management regarding the effectiveness and responsiveness of the independent auditors. Inquire of the independent auditors whether there have been any disagreement with management, which if not satisfactorily resolved would have caused them to issue a non-standard report on the Company's financial statements.

     (8) Discuss with the independent auditors their judgements as to the quality of the accounting principles used in the financial statements and any matters that they or the Audit Committee believe should be discussed including those in their "letter of comments and recommendations."

     (9) Based on the review and discussions referred to in paragraphs (4) through (8), determining whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the most recent fiscal year for filing with the Securities and Exchange Commission.

     (10) Review and approve the report of the Audit Committee to be included in the Company's proxy statement.

     (11) Review and discuss with management and the independent auditors, upon completion of their interim review, the Company's quarterly financial statements required to be filed on Form 10-Q, sufficient to establish for the Committee members that in their business judgment the interim review was conducted by the independent auditors in compliance with generally accepted auditing standards and regulatory requirements. For purpose of this quarterly review, a quorum of two Audit Committee members shall be sufficient.

     (12) Review with the independent auditors their procedures and standards relating to the requirement under the U.S. federal securities laws that their audit include procedures designed to provide reasonable assurance of detecting illegal acts, and their related reporting obligations.

     (13) Review the internal audit function of the Company including its independence, authority and reporting obligations. Meet annually with the Director of Internal Audit and receive a report on the size, organization and work plans of the internal audit department and coordination of such plans with the independent auditors. Review any significant findings resulting from audits completed by the internal auditors.

     (14) Review periodically the adequacy of the Company's accounting, financial and auditing personnel resources.

     (15) Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication and enforcement of codes of conduct to guard against dishonest, unethical or illegal activities. Review significant conflicts of interest involving directors or executive officers.

     (16) Review and evaluate periodically the Company's risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. Evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading and safeguards to ensure compliance with procedures.

     (17) Review, with General Counsel, legal compliance matters and any legal matter that would have a significant impact on the Company's financial statements.

     (18) Review periodically the Company's tax policies and any pending audits or assessments.

     (19) Apprise the Board of Directors of significant developments in the course of performing the above duties.

     (20) Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board of Directors any appropriate changes in this Charter or the duties of the Committee.

                                                                      APPENDIX B

                         HUTTIG BUILDING PRODUCTS, INC.
                           1999 STOCK INCENTIVE PLAN

1. PURPOSE AND ADOPTION OF THE PLAN

     The purpose of the Huttig Building Products, Inc. 1999 Stock Incentive Plan (as the same may be amended from time to time, the "Plan") is (i) to attract and retain key employees of Huttig Building Products, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success;
(iii) to provide competitive incentive compensation opportunities; and (iv) to further opportunities for stock ownership by such key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success.

     The Plan has been approved by the Board of Directors of the Company (the "Board") and the stockholders of the Company to be effective as of the effective date of the distribution by Crane Co. to its stockholders of the Company's Common Stock (the "Effective Date"). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date.

2. DEFINITIONS

     For the purposes of this Plan, capitalized terms shall have the following meanings:

     (a) "Award" means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Section 6 and Restricted Shares described in Section 8.

     (b) "Award Agreement" means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     (c) "Beneficiary" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

     (d) "Board" shall have the meaning given to such term in Section 1(b).

     (e) "Change in Control" means the first to occur of the following events after the Effective Date: (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by the stockholders of the Company of an agreement providing for any Merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a Merger of the Company in which the holders of Common Stock of the Company immediately prior to the Merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the Merger, (iv) the date of the approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company, (vi) the date upon which the individuals who constitute the Board as of the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     (g) "Committee" means the Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time.

     (h) "Company" shall have the meaning given to such term in Section 1.

     (i) "Common Stock" means Common Stock, par value $.01 per share, of the Company.

     (j) "Date of Grant" means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee's action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee's action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee's action.

     (k) "Effective Date" shall have the meaning given to such term in Section
1.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any applicable date, for all purposes in this Plan, the average of the high and low sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on the ten (10) consecutive trading days ending on that day, or if no sale of stock has been recorded on such day, then on the next preceding day on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any given date shall be as determined in good faith by the Committee.

     (n) "Incentive Stock Option" means a stock option within the meaning of
Section 422 of the Code.

     (o) "Merger" means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

     (p) "Non-Qualified Stock Option" means a stock option which is not an Inventive Stock Option.

     (q) "Options" means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     (r) "Participant" means a person designated to receive an Award under the Plan in accordance with Section 5.

     (s) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's services for the Company and its Subsidiaries lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of six months or longer. The Committee's reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

     (t) "Plan" shall have the meaning given to such term in Section 1(a).

     (u) "Purchase Price", with respect to Options, shall have the meaning set forth in Section 6(b).

     (v) "Restricted Shares" means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

     (w) "Retirement" means a Participant's retirement at or after age 65.

     (x) "Subsidiary" means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

3. ADMINISTRATION

     (a) This Plan shall be administered by the Committee; provided, however, if any member of the Committee does not meet the qualifications for an "outside director" established from time to time by Section 162(m) of the Code, and any proposed or future regulations thereunder, or the qualifications for a "non-employee director" established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, the remaining members of the Committee (but not less than two) shall administer the Plan. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in this Plan or any other plan of the Company or its Subsidiaries (other than the Huttig Building Products, Inc. 1999 Non-Employee Director Restricted Stock Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or its Subsidiaries. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and the Participants.

     (b) The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4. SHARES

     (a) The total number of shares of Common Stock authorized to be issued under the Plan shall not exceed in the aggregate 7% of the issued and outstanding shares of Common Stock immediately following the Effective Date; provided that, if the number of issued and outstanding shares of Common Stock is increased after the Effective Date, the maximum number of shares of Common Stock for which Awards may be granted under the Plan shall be increased by 7% of such increase. Notwithstanding the foregoing provisions of this Section 4(a), the maximum number of shares of Common Stock that may be issued as Incentive Stock Options under the Plan shall be 2,000,000 shares. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with
Section 9. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market.

     (b) Subject to the provisions of Section 6(d), any shares subject to an Option granted under this Plan that expires or is terminated for any reason without having been exercised in full, shares of Common Stock forfeited as provided in Section 8(h) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated shall continue to be available for future grants under this Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

5. PARTICIPATION

     Participants in the Plan shall be such key employees of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, "key employees" shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary. Subject to adjustment in accordance with Section 9, the maximum number of shares for which Awards may be granted under this Plan to any single individual in any calendar year shall not exceed 1% of the total number of outstanding shares of Common Stock as of the Date of Grant. Options under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

6. GRANT AND EXERCISE OF STOCK OPTIONS

     (a) The purchase price of each share of Common Stock upon exercise of any Options granted under the Plan shall not be less than 100% of the Fair Market Value of the stock on the date the Options are granted (the "Purchase Price").

     (b) Each Option granted under this Plan shall be exercisable in whole or in part (in lots of ten shares or any multiple thereof) from time to time beginning from the date the Option is granted, subject to the provision that an Option may not be exercised by the Participant, except as provided in Section 7, (i) more than 90 days after the termination of the Participant's employment by the Company or a Subsidiary or more than 10 years from the Date of Grant, whichever period is shorter, or (ii) prior to the expiration of one year from the Date of Grant; provided further, that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 50% of the total shares subject to such Option during the second year after the Date of Grant, 75% during the third year, and 100% thereafter.

     (c) The Purchase Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the Purchase Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant.

     (d) The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefore of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

     (e) Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for the benefit of such family members.

     (f) No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

     (g) The Company shall have the right to require a Participant to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in accordance with such rules as it may adopt, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or up to the entire tax liability arising from the exercise of such Option.

     (h) The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Award Agreement.

     (i) The Committee shall have the authority to specify, either at the time of grant of an Option or at a later date, that upon exercise of all or a portion of that Option (the "Original Option") a reload stock option ("Reload Option") shall be granted under specified conditions. A Reload Option shall entitle the Participant to purchase a number of shares equal to the shares delivered in payment of all or part of the exercise price of the Original Option pursuant to
Section 6(c) plus the shares delivered or withheld to satisfy the tax liability associated with such exercise pursuant to Section 6(g). The specific terms and conditions applicable for Reload Options shall be determined by the Committee and shall be set forth in rules adopted by the Committee or in agreements or other documentation evidencing such Reload Options; provided, however, that (i) the exercise price of the Reload Option shall be the Fair Market Value of the Common Stock at the Date of Grant, (ii) the Reload Option shall not be exercisable, except as provided in Section 7, earlier than six months after its Date of Grant, and (iii) the expiration date of the Reload Option shall not be later than the expiration date of the Original Option.

7. EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT

     (a) If a Participant shall retire or shall cease to be employed by the Company or by a Subsidiary by reason of Permanent Disability or after a Change in Control, all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), at any time within 90 days after such Retirement, termination by reason of Permanent Disability, or termination after a Change in Control, but not after the expiration of the term of the Option.

     (b) If a Participant shall die while employed by the Company or by a Subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 7(a), all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), by the estate of such Participant (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such Participant but not after the expiration of the term of the Option.

     (c) If a Participant's employment is terminated for any reason other than death, disability or retirement or after a Change in Control, such Participant may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 6(b). In no event may any Option be exercised after the expiration of the term of the Option.

8. GRANT OF RESTRICTED SHARES

     (a) The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on stockholders' equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

     (b) As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(e), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in
Section 8(e), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

     (c) Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(b), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholders of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(b).

     (d) None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

     (e) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(i), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8(k), the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     (f) A Participant's Restricted Share Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

     (g) The Committee will have the discretion, as to any Restricted Share Award, to award a separate cash amount, payable to the Participant at the time when the forfeiture restrictions on the Restricted Shares lapse or at such earlier time as the Participant may elect to be taxed with respect to such Restricted Shares equal to (i) the federal income tax and the Section 4999 golden parachute excise tax, if any, payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

     (h) Subject to Sections 8(i) and 8(j), Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted

Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

     (i) Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

     (j) Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 8(e).

     (k) The Company shall have the right to require a Participant to pay to the Company the cash amount of any taxes which the Company is required to withhold with respect to any amount payable and/or shares issuable under such Participant's Award. The Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines.

9. ADJUSTMENTS TO REFLECT CAPITAL CHANGES

     In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Awards under the Plan, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Awards under the Plan, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any Merger, the Committee may make such adjustment in the shares available for Awards under the Plan, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the shares subject to outstanding Awards and the price thereof, if applicable, as the Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Awards.

10. AMENDMENT AND TERMINATION

     This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan; and provided, further, that without the approval of the stockholders of the Company (i) the total number of shares that may be issued under this Plan shall not be increased, and (ii) the minimum purchase price shall not be changed. Notwithstanding the foregoing, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

11. GENERAL PROVISIONS

     (a) Each Option granted under this Plan shall be evidenced by a written Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such agreement has been executed and delivered by the Participant and the Company.

     (b) In the event of any conflict between the terms of this Plan and any provision of any Option Agreement, the terms of this Plan shall be controlling.

     (c) No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment relationship with any person at any time and for any reason.

     (d) Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant's earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

     (e) The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

     (f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

     (g) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

                                  * * * * * *

                                                                      APPENDIX C

                         HUTTIG BUILDING PRODUCTS, INC.
                        EVA INCENTIVE COMPENSATION PLAN

1. PURPOSE.

     Huttig Building Products, Inc., a Delaware corporation (the "Company"), has adopted an annual incentive compensation program based on the principles of Economic Value Added ("EVA") throughout the Company. The purpose of the EVA approach is to maximize stockholder value by aligning management's interests with those of stockholders and rewarding management for sustainable and continuous improvement in the business being managed.

     The Company has created this EVA Incentive Compensation Plan (the "Plan") for certain executive officers of the Company subject to the limitations of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and designated general managers and regional managers of the Company and its subsidiaries (collectively, the "Participants" and individually, the "Participant"). The Plan is intended to satisfy the specific requirements of
Section 162(m) of the Code, as outlined in regulations issued by the Internal Revenue Service. This Plan shall become effective on December 16, 1999 (the "Effective Date"). This Plan is intended to be, and shall be operated as, a successor to Crane Co.'s EVA Incentive Compensation Plan (the "Prior Plan") with respect to the participation of employees of the Company who were participating in the Prior Plan prior to the Effective Date.

2. ADMINISTRATION.

     The Plan will be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"). The Committee's decisions in the administration of the Plan shall be final and binding on all parties. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to designate the employees eligible to participate in the Plan, to establish and adjust any EVA formula or calculation as provided in Sections 3 and 4, to impose such conditions and restrictions on awards under the Plan as it determines appropriate, and to take such steps in connection with the Plan and awards made under the Plan as it may deem necessary or advisable. The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3. DEFINITION OF EVA AND DESCRIPTION OF FORMULAE.

     EVA is defined as the difference between the return on total capital invested in the business and the cost of capital, multiplied by total capital employed ("EVA Calculation"). The Plan will be formula driven. The primary EVA formula shall be for the Company as a whole but particular EVA formulas may be tailored by the Committee to the size and unique characteristics of the business unit or units for which a specific executive is responsible. The key elements of the EVA formula applicable to any executive will be the Cost of Capital (generally the cost of capital to the Company), the Return on Capital, the Amount of Capital employed in the business unit, the net operating profit of the unit after tax, and the prior year's EVA. Awards will be calculated on the basis of year-end results.

     Formulas may utilize both a percentage of the change in the EVA of the Company or a business unit from the prior year, whether positive or negative, plus a percentage of the positive EVA, if any, in the current year; the EVA award may be calculated for the entire Company or an entire business unit and an executive may receive a percentage of a unit's EVA award. When an executive is responsible for more than one business unit, a formula may be based on a percentage of the aggregate EVA, positive or negative, of the units reporting to the executive or unit. The Committee has the discretion and authority to develop other EVA based formulae or goals for utilization pursuant to this Plan in future years. In any instance in which an executive participates in a unit EVA award in which a group of employees participates, the executive's percentage of the unit's EVA award will be specified.

4. PROCEDURE.

     Before the beginning of each fiscal year, the Committee will establish and set forth in writing the EVA formula applicable to each Participant for that year (including the percentage of any business unit EVA award in which he or she may participate). The Committee will retain discretion to revise formulas or a Participant's percentage participation in any unit EVA award if the Committee deems it appropriate as circumstances develop during the year; provided, however, in the case of an executive officer who is subject to the limitations of Section 162(m) of the Code, such revision may only have a negative effect on the amount of such executive officer's award for the year. As soon as is reasonably practicable after the year ends, the Committee will review the EVA calculation, calculate the EVA award for each Participant pursuant to the formula established at the beginning of the year (revised downward if the Committee so determines), and certify the EVA incentive compensation award for each Participant to the Board of Directors; provided, however, that no EVA award with respect to any executive officer who is subject to the limitations of
Section 162(m) of the Code may exceed $2,000,000 for any particular year.

5. ALLOCATIONS TO PARTICIPANT'S BANK ACCOUNTS UNDER THE PLAN.

          a. General. Every year, the EVA award will be credited (if the award is positive) or debited (if the award is negative) to the Participant's account. Each Participant's account will consist of a cash subaccount and a stock subaccount. Each year's EVA award will be allocated to the Participant's account in accordance with the following provisions of this
     Section 5.

          b. Prior Plan Transfer. If the Participant has an EVA account balance (either positive or negative) under the Prior Plan, such account balance will be transferred to the Plan and become the Participant's initial account balance under the Plan as of the Effective Date.

          c. 1999 EVA Award Allocation. As soon as administratively practicable after each Participant's EVA award is determined for the year ending December 31, 1999, each Participant's award will be credited or debited, as the case may be, to the Participant's account. Each Participant who has a positive EVA account balance (consisting of any amount transferred from the Prior Plan under Section 5(b) and the Participant's 1999 EVA award) may elect, on a one-time basis under procedures established by the Committee, to allocate his or her accumulated account balance as follows:

             (i) 100% to the cash subaccount; or

             (ii) 50% to the cash subaccount and 50% to the stock subaccount.

          If a Participant fails to make a valid election for the allocation of his or her EVA account balance, 100% of the Participant's balance will be allocated to the Participant's cash subaccount. If the Participant elects to allocate 50% of his or her EVA account to a stock subaccount, the stock allocated to such account will be subject to the provisions of Section 7.

          d. Subsequent Elections and Allocations. At the beginning of each fiscal year commencing with fiscal year 2000, each Participant will be entitled to make an election, on a form provided by the Committee, with respect to the allocation of the EVA award that will be determined under the formula established under Section 3 for that fiscal year. The Participant may elect to allocate his or her EVA award for that year as follows:

             (i) 100% to the cash subaccount; or

             (ii) 50% to the cash subaccount and 50% to the stock subaccount.

          If a Participant fails to make a valid election for the allocation of his or her EVA award for a particular year, 100% of the Participant's EVA award for that year will be allocated to the Participant's cash subaccount. After the EVA award for each Participant is determined, the EVA award will be allocated in accordance with the Participant's applicable election; provided, however, that if the Participant's EVA award for a particular year is negative, the award will be debited to the Participant's cash subaccount only and only in proportion to the Participant's allocation election. In other words, if the Participant's EVA award is negative and the Participant elected an allocation of 50% of the award to his or her cash subaccount and 50% to his or her stock subaccount, 50% of the negative EVA award will be debited to the Participant's cash subaccount and the remaining 50% will be ignored. If any of a Participant's EVA award is allocated to the Participant's stock subaccount under the Participant's election, the stock allocated to such account will be subject to the provisions of Section 7.

          e. Other Credits and Debits to Participants' Accounts. Each year, the Company will credit interest to a positive cash subaccount balance or debit interest on a negative cash subaccount balance at an appropriate money market rate.

6. ANNUAL PAYOUT.

     Each year, as soon as administratively practicable after each Participant's EVA award has been determined and allocated to his or her account under Section 5, each Participant with a positive cash subaccount balance will receive a payout of a specified percentage of his or her cash subaccount, with the standard payout percentage being one-third (1/3) of such balance. The remainder of the account balance will represent the Participant's "equity" in his or her EVA cash subaccount for future years. If EVA awards are or have been negative, a cash subaccount balance may be negative. In such case, the Participant will receive no payout under the Plan until the aggregate of subsequent EVA awards results in a positive cash subaccount balance.

7. PROVISIONS RELATING TO STOCK SUBACCOUNTS.

          a. Allocation of Stock to the Stock Subaccount. With respect to each amount allocated to a Participant's stock subaccount under Section 5(c) or
     Section 5(d), the Participant's stock subaccount will be credited with a number of shares of the Company's common stock equal to the dollar amount of such allocation (i.e., 50% of the Participant's account balance for allocations under Section 5(c) and 50% of the Participant's EVA award for a particular year for allocations under Section 5(d)) divided by the fair market value of the Company's common stock. For purposes of the Plan, "fair market value" means the average of the high and low trading prices of the Company's common stock on the New York Stock Exchange on the ten (10) consecutive trading days ending on the date of the allocation or the most recent prior date on which the Company's common stock was traded. No fractional shares will be credited to a Participant's stock subaccount; rather, any dollar amount of the Participant's allocation representing a fractional amount of the per share fair market value of the Company's common stock will be credited to the Participant's cash subaccount.

          b. Restricted Stock. Shares of Company common stock allocated to a Participant's stock subaccount for a particular year will be issued as restricted stock issued under and generally subject to the provisions of the Company's 1999 Stock Incentive Plan. Pursuant to those provisions, each Participant will be required to enter into a restricted stock agreement with the Company with respect to stock allocated to his or her stock subaccount for a particular year.

          c. Vesting of Restricted Stock. The restricted shares of Company common stock issued to a Participant under Section 7(b) will vest over a period of two years as follows:

             (i) 50% on the first anniversary of the allocation date; and

             (ii) the remaining 50% on the second anniversary of the allocation date.

          d. Custody. During the period prior to the full vesting of any common stock allocated to a Participant's stock subaccount, the Company, or its designee, will hold the share certificates representing such common stock in custody for the benefit of the Participant.

          e. Effect of Negative EVA Awards. In accordance with the provisions of
     Section 5(c), negative EVA awards in any year will have no effect on any Participant's stock subaccount or on the shares of restricted stock issued under this Section 7.

8. TREATMENT OF PARTICIPANT'S ACCOUNTS UPON TERMINATION OF EMPLOYMENT OR OTHER EVENTS.

          a. General. If a Participant leaves the Company by reason of termination or resignation or ceases to be eligible to participate in the Plan, his or her account balance will be treated as follows:

                   EVENT                        DISPOSITION OF ACCOUNT BALANCE/RESTRICTED SHARES
                   -----                        ------------------------------------------------
- Terminate/quit                                Lose cash subaccount balance; forfeit unvested
                                                restricted shares
- Removed from plan/demotion                    Cash subaccount balance paid out in two equal
                                                installments on the second and third succeeding
                                                EVA payout dates; restricted shares continue to
                                                vest
- Unit sold by Huttig                           Receive cash subaccount balance in cash; all
                                                restricted shares become fully vested
- Retirement (1)/death/disability               Receive cash subaccount balance in cash; all
                                                restricted shares become fully vested
- Unit spun off                                 No payout; cash subaccount balance continued
                                                with spun off company; all restricted shares
                                                become fully vested
- Huttig acquired                               Receive cash subaccount balance in cash; all
                                                restricted shares become fully vested
- Transfer to another business unit             Cash subaccount balance transfers with
                                                executive; restricted shares continue to vest

---------------

(1) Retirement is defined as normal retirement -- age 65.

          b. Acceleration of Distribution. The Participant's entire cash subaccount balance will become payable and his or her restricted stock will fully vest upon normal retirement (age 65), death, or disability, or a change-in-control. (The Committee will retain the discretion to pay the entire account balance upon early retirement.)

          c. Definition of Change in Control. For purposes of the Plan, the term "change in control" means (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of 20% or more of the Company's Common Stock calculated as provided in paragraph
     (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion or ownership of Common Stock of the surviving corporation immediately after the merger,
     (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company or (vi) individuals who, as of the Effective Date, constituted the Board of Directors of the Company (the "Board") generally and as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

          d. Tax Gross-Up. If it is determined that any payment of an account by the Company to a Participant by reason of a change-in-control is subject to the excise tax imposed by Section 4999 of the Code, the Company shall make additional cash payments to the Participant such that after payment of all taxes including any excise tax imposed on such payments, the Participant will retain an amount equal to the excise tax on all the payments.

9. PLAN AMENDMENT AND TERMINATION.

     The Board of Directors may modify, suspend or terminate the Plan at any time.

                                                            Please mark
                                                            your votes as
                                                            indicated in   [ X ]
                                                            this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2, 3 and 4.


This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2, 3 and 4.

1. Election of Directors                          NOMINEES:
                                                  01 E. Thayer Bigelow, Jr.
FOR all nominees listed   WITHHOLD AUTHORITY to   02 Richard S. Forte
to the right (except as   vote for all nominees   03 Peter L. Young
marked to the contrary)   listed to the right
       [   ]                      [   ]           For, except vote withheld
                                                  from the following nominee(s):

                                                  ------------------------------

2. Approval of Deloitte & Touche LLP as
   independent auditors for the Company for 2001.

         FOR        AGAINST     ABSTAIN
        [   ]        [   ]       [   ]

3. Approval of the Huttig Building Products, Inc.
   1999 Stock Incentive Plan.

         FOR        AGAINST     ABSTAIN
        [   ]        [   ]       [   ]

4. Approval of the Huttig Building Products, Inc.
   EVA Incentive Compensation Plan.

         FOR        AGAINST     ABSTAIN
        [   ]        [   ]       [   ]


                                             The signer hereby revokes all
                                             proxies heretofore given by the
                                             signer to vote at said meeting or
                                             any adjournments thereof

                                             DATE _____________________ , 2001

                                             _________________________________

                                             _________________________________
                                                        SIGNATURE(S)

                                             Note: Please sign exactly as name
                                             appears hereon. Joint owners
                                             should each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *



                            Vote by Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        TELEPHONE
      1-800-840-1208                                            MAIL

Use any touch-tone telephone to                         Mark, sign and date
vote your proxy. Have your proxy                          your proxy card
card in hand when you call. You           OR                    and
will be prompted to enter your                             return it in the
control number, located in the box                      enclosed postage-paid
below, and then follow the                                   envelope.
directions given.


                 If you vote your proxy by telephone, you do NOT
                       need to mail back your proxy card.

                                      PROXY

                         HUTTIG BUILDING PRODUCTS, INC.
                  ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint and constitute Barry J. Kulpa and Kenneth E. Thompson, and each of them, true and lawful agents and proxies of the undersigned, with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on February 23, 2001 at the Annual Meeting of Shareholders of Huttig Building Products, Inc. to be held in the Grove II Meeting Room at the Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, April 23, 2001 at 1:00 p.m., Eastern Daylight Time, or at any adjournment thereof with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number on the reverse side.

                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *



                        [HUTTIG Building Products LOGO]


   Our Mission: To grow our business as a team by providing the construction industry with differentiated building products and exceptional service.

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